As filed with the Securities and Exchange Commission on December 1, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UBS GROUP AG

(Exact Name of Registrant as Specified in Its Charter)

Switzerland	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

UBS OMNIBUS STOCK PLAN

(Full Title of Plan)

BAHNHOFSTRASSE 45, CH-8001 ZURICH, SWITZERLAND

+41 44 234 11 11

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Kelly

677 Washington Boulevard

Stamford, CT 06901

(203) 719-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Rebecca J. Simmons

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, CHF 0.10 per share	100,000,000	$17.52	$1,751,500,000	$203,524.30

(1)	This registration statement (“Registration Statement”) relates to 100,000,000 ordinary shares of UBS Group AG (“UBS Group” or the “Registrant”) (each ordinary share of UBS Group, a “UBS Group Share”) issuable under the UBS Omnibus Stock Plan (the “Plan”). In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the Plan. This Registration Statement also covers an indeterminate number of additional Ordinary Shares that may be issued pursuant to anti-dilution and other adjustment provisions of the Plan.
(2)	Computed solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act, based on the average of the high and low prices of the Ordinary Shares, CHF 0.10 par value per share, of UBS Group “when-issued” shares as reported on the New York Stock Exchange Consolidated Tape on November 24, 2014.

EXPLANATORY NOTE

UBS Group is filing this Registration Statement in accordance with Instruction E to Form S-8 to register 100,000,000 additional ordinary shares, par value CHF 0.10 per share, of UBS Group’s Ordinary Shares that may be issuable pursuant to the Plan.

The contents of UBS Group’s previous Registration Statement on Form S-8, Registration Statement No. 333-200641, filed on November 28, 2014, are incorporated herein by reference, except as revised herein.

Item 8	Exhibits

An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included on page 6.

Item 9.	Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on December 1, 2014.

UBS GROUP AG

By:	/s/ John Tomaszewski
Name:	John Tomaszewski
Title:	Authorized Signer

By:	/s/ Sarah M. Starkweather
Name:	Sarah M. Starkweather
Title:	Authorized Signer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer	December 1, 2014
Sergio P. Ermotti	(principal executive officer)

*	Group Chief Financial Officer	December 1, 2014
Tom Naratil	(principal financial officer and principal accounting officer)

*	Chairman and Member of Board of Directors	December 1, 2014
Axel A. Weber

*	Vice Chairman and Member of Board of Directors	December 1, 2014
Michel Demaré

*	Senior Independent Director	December 1, 2014
David Sidwell

*	Member of Board of Directors	December 1, 2014
Reto Francioni

	Member of Board of Directors	December 1, 2014
Ann F. Godbehere

*	Member of Board of Directors	December 1, 2014
Axel P. Lehmann

*	Member of Board of Directors	December 1, 2014
Dr. Helmut Panke

	Member of Board of Directors	December 1, 2014
William G. Parrett

*	Member of Board of Directors	December 1, 2014
Isabelle Romy

*	Member of Board of Directors	December 1, 2014
Beatrice Weder di Mauro

*	Member of Board of Directors	December 1, 2014
Joseph Yam

*By:	/s/ Sarah M. Starkweather
Sarah M. Starkweather, as attorney-in-fact

Pursuant to the requirements of Section 6(a) of the Securities Act, as amended, the Authorized Representative has duly caused this Registration Statement to be signed, solely in his capacity as the duly authorized representative of UBS Group in the United States, in the City of Stamford, State of Connecticut, on December 1, 2014.

By:	/s/ David Kelly
Name:	David Kelly
Title:	Managing Director

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on December 1, 2014.

UBS OMNIBUS STOCK PLAN

By:	/s/ Paul Greene
Name:	Paul Greene
Title:	Managing Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4	English translation of Articles of Association of UBS Group AG, incorporated by reference to Exhibit 3.1 of the Registrant’s Report on Form 6-K dated November 26, 2014.

5	Opinion of Baer & Karrer as to the legality of securities to be registered (filed herewith).

23.1	Consent of Ernst & Young Ltd (filed herewith).

23.2	Consent of Baer & Karrer (included in Exhibit 5 filed herewith).

24	Powers of Attorney (filed herewith).